Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated July 13, 2006, accompanying the consolidated financial statements and Management's Report on Internal Control over Financial Reporting of America's Car-Mart, Inc. and subsidiaries included in the Company's Annual Report on Form 10-K for the year ended April 30, 2006, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

December 11, 2006